UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 18, 2012

LUSTROS INC.

(Exact Name of Registrant as Specified in its Charter)

Utah	000-30215	45-5313260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9025 Carlton Hills Blvd., Ste. A
Santee, CA  92071

(Address of Principal Executive Offices)

(619) 449-4800

(Registrant’s Telephone Number)

1005 South Center
Redlands, CA  92373

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 18, 2012, Lustros Inc. (the “Company”) entered into an agreement (the "Agreement") with Nueva Pudahuel S.A. dba Sociedad Minera Pudahuel ("SMP") pursuant to which the Company acquired the land, laboratory, tailings and other assets of the closed mine of La Africana, commonly known as the "Congo Project, in the Santiago, Chile metropolitan area.  The land is approximately 81.2 hectares and contains an estimated 2.4 million tons of copper-rich tailings.

The Company entered into the Agreement through Procesamiento de Relaves Pudahuel Limitada dba Mineraltus Pudahuel Ltd., a newly created subsidiary owned 99% by the Company's subsidiary Mineraltus SA.

The Company will remove the tailings and restore the value of the property so that it can be used for real estate development projects. The Company will separate the copper from the tailings with the intention of manufacturing an estimated 24 thousand tons of food-grade, penta-hydrated copper sulfate.  The Company will construct a copper sulfate processing plant on the property to process the tailings at an estimated cost of $6.2 million.  The project, known in the industry as the "Congo Project," has received all necessary approvals and permits from the Chilean authorities.

Financing for the project will be provided by the Company as a loan, and the Company  will be entitled to 100% of the profits. The project was structured as a purchase / buy-back to ensure that all necessary assets remain under our control for the duration of the project. The Company will acquire the land, laboratory, tailings and other assets and lease the open pit from SMP for a total of $7 million payable as follows:

•	$360,000 payable by November 16, 2012 for the right to use all assets and facilities;
•	$436,858 payable upon completion of the copper sulfate processing plant on site no later than November 13, 2014 as the final payment for the assets;
•
$6,203,172 payable in equal monthly installments of $77,540 beginning on July 1, 2013 for the lease of the Lo Aguirre main pit. SMP may request that the final 12 lease payments not be made by the Company in exchange for the return of 60.2 hectares of land at their option on or before date the 69th lease payment is made.

SMP will have the right to buy back 18 of the 21 remaining hectares owned by the Company at the end of the project at a rate of 1UF (Unidad de Fomento) per square meter which would be equal to approximately US$8.8M at today’s exchange rate. The Company will retain ownership of the remaining three hectares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUSTROS INC.

Date: October 25, 2012	By:	/s/ Trisha Malone
Trisha Malone
Chief Financial Officer